CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.31

LICENSE AGREEMENT

This LICENSE AGREEMENT (“License Agreement”) is made and entered into, as of November 27, 2012, by and between on the one hand, Cadence Pharmaceuticals, Inc., a corporation organized under the laws of the state of Delaware (“Cadence”), and SCR Pharmatop, a civil law partnership organized and existing under the laws of France (“Pharmatop”) (collectively “Cadence Parties”), and on the other hand, Paddock Laboratories, LLC, a limited liability company formed under the laws of the State of Delaware (“Paddock”), and Perrigo Company, a corporation existing under the laws of Michigan (“Perrigo”), (each a “Party”, and, collectively, the “Parties”).

RECITALS

WHEREAS, Cadence, Pharmatop, and Paddock have entered into a Settlement Agreement concurrently herewith (“Settlement Agreement”);

WHEREAS, Pharmatop owns and has the right to enforce U.S. Patent Nos. 6,028,222 and 6,992,218;

WHEREAS, Bristol Myers Squibb (“BMS”) is the sole and exclusive licensee of Pharmatop’s U.S. Patent Nos. 6,028,222 and 6,992,218 with the right to sublicense each (“BMS License”);

WHEREAS, Cadence is the sole and exclusive sub-licensee of Pharmatop’s U.S. Patent Nos. 6,028,222 and 6,992,218 to market the drug formulation OFIRMEV® in the United States and has the right to enforce said patents (“Cadence License”);

WHEREAS, Cadence and Pharmatop commenced a civil action against Paddock before the United States District Court for the District of Delaware (“District Court”), Cadence Pharmaceuticals, Inc. & SCR Pharmatop v. Paddock Laboratories, Inc. et al., No. 1:11-cv-00733-LPS, alleging, inter alia, that the filing of the Paddock ANDA constituted an act of infringement under 35 U.S.C. § 271(e)(2)(A) and that, upon FDA (as defined below) approval of the Paddock ANDA, the making, using, offering to sell or selling of the product subject to the Paddock ANDA would be an act of infringement under 35 U.S.C. § 271(a),(b) and/or (c) of Pharmatop’s U.S. Patent Nos. 6,028,222 and 6,992,218 (“Pending Litigation”); and

WHEREAS, as a condition to the execution of the Settlement Agreement, Cadence, Pharmatop, and Paddock have agreed that the Cadence Parties and Paddock will enter into this License Agreement to set forth the terms and conditions under which Cadence shall grant to Paddock a sublicense under U.S. Patent No. 6,992,218.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Settlement Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. All capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Settlement Agreement. As used herein, the following capitalized terms shall have the meanings ascribed to them below:

The phrase “the ’222 Patent” means U.S. Patent No. 6,028,222, including all extensions, continuations, continuations-in-part, divisionals, reissues, or reexaminations thereof, in each case whether granted or allowed before, on, or after the Execution Date.

The phrase “the ’218 Patent” means U.S. Patent No. 6,992,218, including all extensions, continuations, continuations-in-part, divisionals, reissues, or reexaminations thereof, in each case whether granted or allowed before, on, or after the Execution Date.

“Affiliate” means:

(a) an organization, which directly or indirectly controls a party to this License Agreement; or

(b) an organization, which is directly or indirectly controlled by a party to this License Agreement; or

(c) an organization, which is controlled, directly or indirectly, by the ultimate parent company of a party.

Control as per (a), (b), and (c) is defined as owning greater than fifty percent (>50%) of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

“ANDA” means an abbreviated new drug application (or equivalent US regulatory mechanism).

“Asserted Claims” means claims [***] of the ’218 Patent and claims [***] of the ’222 Patent.

“Cadence Authorized Generic Product” shall have the meaning set forth in Section 3.8.

“Cadence NDA” means NDA No. 022450, including any replacement, amendment, or supplement thereto.

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“Cadence Product” means Cadence’s injectable acetaminophen product having a dosage amount of 1000 mg/100 ml (10 mg/ml) in finished dosage form that is the subject of the Cadence NDA.

“Commercially Reasonable Efforts” means the reasonable, diligent, and good-faith efforts as a pharmaceutical company of similar size to the corresponding Party would normally use to accomplish a similar objective under similar circumstances.

“Covenant” means the covenant not to sue provided in Section 3.1.2.

“Entry Date” means the date provided in Section 3.2, as potentially accelerated under Section 3.3.

“Effective Date” means the date provided in Section 2.1 of this License Agreement.

“Execution Date” means the date on which all the Parties have executed this License Agreement.

“Exclusivity Waiver” means the waiver provided in Section 3.1.3.

“First Filer” shall mean a first applicant, as defined under 21 U.S.C. § 355(j)(2)(A)(vii)(IV), with respect to the Cadence NDA and wherein such applicant has not forfeited or waived its generic exclusivity period.

“Final Court Decision” means a decision that is no longer subject to a right of appeal (other than by a petition to the United States Supreme Court for writ of certiorari).

“Generic Product” means an injectable acetaminophen drug formulation that is approved under the Federal Food, Drug and Cosmetic Act under section 505(b)(2) or 505(j) of the Act, that relied in whole or in part on data developed for, or the approval of, the Cadence Product and that is listed in the Orange Book (or equivalent US regulatory mechanism) as a generic version of the Cadence Product.

“Launch at Risk” means commercial Marketing of a Generic Product by a Third Party that is (i) prior to the earlier of (a) the Entry Date (b) a Final Court Decision that such Third Party’s Generic Product does not infringe any valid claim of the ’218 Patent and the ’222 Patent; and (ii) not licensed or otherwise authorized by Cadence prior to the date of such Marketing commencement.

“License” means the license provided in Section 3.1.1.

“Licensed Patents” means, collectively, the ’218 Patent, and any other United States patents owned, licensed by, or otherwise controlled by the Cadence Parties that would, in the absence of this License Agreement, be infringed by the Manufacture, and/or Marketing by Paddock of the Paddock Product in the Territory as of the Entry Date, including any extensions, pediatric exclusivities, continuations, continuations-in-part, divisionals, reissues, or reexaminations thereof.

“Manufacture” means to use, make, or have made a product.

“Market” and “Marketing” means to offer for sale, sell, or distribute a product.

“Orange Book” means the FDA publication entitled Approved Drug Products with Therapeutic Equivalence Evaluations.

“Paddock ANDA” means ANDA No. 202605 filed by Paddock with the US FDA seeking the FDA’s approval to sell generic injectable acetaminophen in the United States, including any amendments, or supplements to said ANDA, and that references the Cadence Product.

“Paddock Product” means Paddock’s injectable acetaminophen product having a dosage amount of 1000 mg/100 ml (10 mg/ml) in finished dosage form that is the subject of the Paddock ANDA.

“Pediatric Exclusivity” means the period of exclusivity provided by 21 U.S.C. § 355a(b)(1)(B) (as amended or replaced) and/or 21 U.S.C. § 355a(c)(1)(B) (as amended or replaced).

“Pre-Marketing Activities” means activities described in Section 3.6 of this License Agreement.

“Settlement Documents” means this License Agreement and the Settlement Agreement.

“Stipulation of Dismissal” means the documents attached to the Settlement Agreement as Exhibit A.

“Term” means the term of this License Agreement as defined in Article VI herein.

“Territory” means the United States of America, including its territories, possessions, and commonwealths.

“Third Party” means any Person other than a Party or its Affiliates.

1.2 Certain Rules of Construction. As used in this License Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine, and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this License Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any particular subdivision contained in this License Agreement. The word “including” when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means “including, without limitation.” References herein to a Preamble, Recital, Article, Section, or Schedule refer to the appropriate preamble, recital, article, section, or schedule of this License Agreement. Where a Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or reasonably withheld in such Party’s sole discretion.

ARTICLE II

CONDITION PRECEDENT

2.1 The Parties agree that this License Agreement shall be effective on the date on which the District Court has entered the Stipulation of Dismissal in the Pending Litigation, and all orders, decisions, and findings underlying such final judgment or merged therein (the “Effective Date”). In the event the Stipulation of Dismissal is not entered or are otherwise denied, this License Agreement shall be void ab initio consistent with Section 3 of the Settlement Agreement.

ARTICLE III

GRANT

3.1.1 License Grant. Subject to the terms and conditions of this License Agreement, Cadence hereby grants to Paddock and its current Affiliates a non-exclusive, fully paid, non-transferable sublicense under the Licensed Patents (“License”) to:

(a) Manufacture the Paddock Product inside or outside the Territory not earlier than [***] and solely for Marketing in the Territory [***];

(b) Import the Paddock Product into the Territory not earlier than [***] and solely for Marketing in the Territory [***]; and

(c) Market the Paddock Product in the Territory [***].

3.1.2 Covenant Not to Sue. Subject to the terms and conditions of this License Agreement, the Cadence Parties covenant not to assert the Licensed Patents or any other United States or foreign patent rights currently owned by the Cadence Parties or their Affiliates against the Manufacture or Marketing of the Paddock Product in the Territory or the importation of the Paddock Product or API into the Territory by Paddock or its current Affiliates for that purpose. The Cadence Parties also covenant not to assert any foreign patent rights currently owned by the Cadence Parties or their Affiliates against the Manufacture of the Paddock Product or API outside of the Territory solely for the Marketing of the Paddock Product in the Territory or the importation of the Paddock Product into the Territory by Paddock or its current Affiliates. (“Covenants”). For the avoidance of doubt, no right, license, or covenant is granted as to Marketing of Paddock Product or API outside the Territory. Each of the Parties hereby acknowledges and agrees that, pursuant to that certain letter dated November 6, 2012 from Bristol-Myers Squibb Company (“BMS”) to counsel for each of the Parties and for Exela Pharma Sciences, LLC, BMS has waived any right to consent to settlement of the Pending Litigation and, accordingly, no obligation under this License Agreement, including the Covenants, or the Settlement Agreement shall be imposed upon BMS.

3.1.3 Waiver of Regulatory or Statutory Exclusivities. Subject to the terms and conditions of this License Agreement, Cadence further grants a waiver of any regulatory or

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statutory exclusivities to the extent necessary to effectuate the License and Covenant, and solely for Marketing the Paddock Product in the Territory not earlier than the Entry Date (“Exclusivity Waiver”). Cadence agrees to cooperate reasonably with Paddock to effectuate the selective waiver of regulatory exclusivity detailed herein, including providing notices to the U.S. Food and Drug Administration (“FDA”) in substantially the form attached hereto as Exhibit A (or such other form as FDA may require), verifying the existence of such selective waiver and not opposing the FDA’s final approval of the Paddock ANDA for sale of the Paddock Product in the Territory as of the Entry Date. Cadence agrees to notify Paddock within [***] of its receipt of notice regarding the grant or denial of Pediatric Exclusivity with respect to the Cadence Product. Cadence also agrees to deliver an executed version of Exhibit A (or such other form as FDA may require) to the FDA and Paddock within [***] following Paddock’s request.

3.1.4 No Right to Sublicense. The foregoing License, Covenant, and Exclusivity Waiver shall not include any right to grant sublicenses under the Licensed Patents or, subject to Section 3.7, transfer the Exclusivity Waiver or Covenant.

3.2 Entry Date. Subject to Sections 3.3.1, 3.3.2, 3.3.3 and 3.3.4, the “Entry Date” shall be December 6, 2020.

3.3 Acceleration of Entry Date. Notwithstanding Section 3.2, the “Entry Date” shall be accelerated only under the circumstances specified below:

3.3.1 Final Court Decision/Expiration of Patents. In the event of a Final Court Decision holding all of the Asserted Claims of the ’222 Patent and the ’218 Patent to be (i) invalid or unenforceable or (ii) not infringed by a Generic Product prior to the Entry Date, then the Entry Date shall automatically be accelerated and amended to the date that is (a) [***] after the date on which a Third Party commences Marketing (and continues to Market) a Generic Product after the date of entry of such Final Court Decision if such Third Party is a First Filer; or (b) the date on which a Third Party launches a Generic Product, consistent in size and scope of a commercial launch thereof, after the date of entry of such Final Court Decision if there is no First Filer (including as a result of forfeiture or waiver of generic marketing exclusivity after the date of entry of such Final Court Decision). In addition, if the Cadence Parties fail to maintain the Licensed Patents, the Entry Date may be accelerated to the last to expire of the Licensed Patents.

3.3.2 Previously Licensed Generic Product. In the event that Cadence has licensed or otherwise authorized any Third Party to Market a Generic Product before December 6, 2020, then Paddock’s Entry Date shall automatically be accelerated and amended to the date that is: (a) [***] after the date on which any Third Party commences Marketing (and continues to Market) a Generic Product in the Territory in the event that such Third Party is a First Filer; or (b) the date on which any Third Party that is licensed or otherwise authorized by Cadence to Market a Generic Product commences Marketing (and continues to Market) a Generic Product in the Territory if such Third Party is not a First Filer (including as a result of forfeiture or waiver of generic marketing exclusivity after the date of entry of such Final Court Decision).

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3.3.3 Market Decline. In the event that Paddock, after [***], sends Cadence a [***] or other mutually acceptable sales report demonstrating that unit sales of the Cadence Product for [***] were less than [***], and wherein the decline is for reasons other than (i) [***], or (ii) [***], then the Entry Date shall be the [***] following Cadence’s receipt of such report.

3.3.4 Launch at Risk. In the event of an Launch At Risk, then the Entry Date shall be the date of such Launch At Risk, provided that (i) Paddock has secured final approval of the Paddock ANDA from the FDA; and (ii) Paddock is not enjoined from entering the market (other than pursuant to the consent judgment that is entered pursuant to the Settlement Agreement to resolve the Pending Litigation); and further provided that if Cadence seeks, within [***] of the date that Paddock provides written notice to Cadence of such Launch At Risk, a temporary restraining order or injunction prohibiting further sale of such Generic Product or Cadence otherwise enters into an agreement with such Third Party to prohibit further sale of such Generic Product, the Entry Date shall not be deemed to have been accelerated or amended prior to a court decision on Cadence’s application for a temporary restraining order or, if pending, its application for an injunction. Entry of a court order denying Cadence’s application for a temporary restraining order and injunction shall be deemed to constitute an “Entry Date”; but if a temporary restraining order or an injunction is issued against such Third Party, then no accelerated “Entry Date” shall be deemed to have occurred. If the application for an injunction is initially denied but the Third Party is subsequently enjoined from continued Marketing of its Generic Product by grant of an injunction, then Paddock shall not commence Marketing the Paddock Product, or if Paddock has already commenced Marketing the Paddock Product it shall immediately exit the market with the Paddock Product, unless the Entry Date has otherwise occurred under Section 3.2 or 3.3. In the event Paddock has exited the market based upon the previous two sentences, Paddock shall retain its rights under Section 3.8 as provided by Section 3.8(e).

3.4 Acknowledgement. For avoidance of doubt, the Parties acknowledge that Paddock is licensed to Market the Paddock Product only as of the Entry Date, as such Entry Date may be accelerated pursuant to Section 3.3.

3.5 No Obligation. The Cadence Parties shall have no obligation whatsoever to deliver any technology, improvements thereto, or any documents to Paddock under this License Agreement.

3.6 Pre-Marketing Activities. Notwithstanding anything to the contrary,

(a) Paddock and its Affiliates may engage in (i) [***] no earlier than [***] and (ii) [***] no earlier than [***]; and

(b) Not earlier than [***], Paddock and its Affiliates may offer the Paddock Product for sale to occur after the Entry Date in the Territory, provided that neither Paddock nor

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its Affiliates will enter into any binding contract for, accept orders for, or deliver to any Third Party any Paddock Product prior to the Entry Date.

3.7 Assignment. This License Agreement shall not be assignable in whole or in part by any of the Parties without the prior written consent of all the other Parties. Notwithstanding the foregoing, Paddock may assign this License Agreement in its entirety to either: (i) a current Affiliate; or (ii) a Third Party who acquires the entire generic pharmaceutical business of Perrigo Company, whether through a merger, consolidation, purchase, or other transfer; provided that in either case such Affiliate or Third Party, as the case may be, agrees in writing for the benefit of the Cadence Parties to assume all of the obligations of Paddock hereunder. In addition, Cadence may assign this License Agreement to any Affiliate or to any successor or assign of the ’222 Patent, the ’218 Patent, or the OFIRMEV® business generally, provided that in either case such Affiliate or successor, as the case may be, agrees in writing for the benefit of Paddock to assume all of the obligations of Cadence hereunder. In addition, Pharmatop may assign this License Agreement to an assignee of the ’218 Patent and ’222 Patent. This License Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

3.8 Authorized Generic Product Agreement. Subject to the terms of this Section 3.8, Cadence hereby grants Paddock a right of first refusal to be the sole and exclusive distributor of an authorized generic version of the Cadence Product (a “Cadence Authorized Generic Product”) in the Territory in the event that Cadence intends to launch a Cadence Authorized Generic Product in the Territory and a First Filer or other Third Party launches a Generic Product in the Territory prior to the Entry Date.

(a) In the event that either Cadence or Paddock becomes aware that a First Filer or other Third Party has obtained (or will presently obtain) final approval of its ANDA from the FDA to Market its Generic Product and intends to commercially launch such Generic Product, Cadence or Paddock (as applicable) shall provide written notice thereof to the other Party, as applicable, with reasonable documentation in support thereof. Cadence shall notify Paddock whether it intends to launch a Cadence Authorized Generic Product within [***] after delivery of such notice, and Paddock shall notify Cadence within [***] after delivery of such notice by Cadence whether Paddock elects to exercise its right of first refusal to become the distributor of the Cadence Authorized Generic Product.

(b) In the event that Paddock elects in writing not to exercise such right of first refusal (or fails to make an election within such [***], its right of first refusal shall terminate and Cadence may offer the right to be a distributor of a Cadence Authorized Generic Product to one or more Third Parties.

(c) In the event that Paddock elects in writing to exercise such right of first refusal, the parties shall, within [***] after such election by Paddock, each negotiate in good faith to enter into a written agreement consisting of (but not limited to) the material terms set forth on Exhibit B hereto.

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(d) If, at the end of such [***], Paddock and Cadence cannot agree upon any material term (other than those material terms set forth on Exhibit B hereto, which shall not be subject to this clause (d)), each of such terms shall be resolved by “baseball-type arbitration,” pursuant to which each of Paddock and Cadence shall submit to the arbitrator and exchange with each other, in advance of a hearing before such arbitrator, their last best offers or their final proposed provisions in respect of each such term. For each such term, such arbitrator shall be limited to accepting the submission of one of the two provisions submitted by Paddock and Cadence and such decision shall be binding on the parties. Each of Cadence and Paddock shall jointly select a single arbitrator within [***] of the reference of the dispute who shall be knowledgeable and experienced in the pharmaceutical industry and in resolving contractual disputes, and who shall be neutral. In the event that Cadence and Paddock cannot agree on a single arbitrator, each of Cadence and Paddock shall then select its own arbitrator and the two arbitrators so selected shall select a third arbitrator having the above qualifications within [***] of the latest date on which they have been selected. The third arbitrator shall alone hear and resolve the dispute. The failure of either Cadence or Paddock to select an arbitrator within the time allowed shall be deemed to an agreement to the appointment of the arbitrator selected by the other Party to hear and decide the dispute.

(e) In the event that Cadence did not provide the notice in Section 3.8(a) above within the period set forth therein and (1) Paddock has not launched a Paddock Product; or (2) Paddock has launched a Paddock Product under Section 3.3.4 but has removed the Paddock Product from the market pursuant to Section 3.3.4; and Cadence decides at a later date to launch a Cadence Authorized Generic Product, it shall be subject to Paddock’s rights as set forth in Sections 3.8(a), (c) and (d).

(f) For the avoidance of doubt, Paddock shall purchase the Cadence Authorized Generic Product exclusively from or through Cadence and Cadence shall exclusively supply to Paddock the Cadence Authorized Generic Product.

(g) In the event that such agreement is entered into by Cadence and Paddock, Paddock shall not have the right to an earlier or accelerated Entry Date under Section 3.3, unless such agreement is terminated in accordance with the terms thereof.

[***] the earliest of (i) Paddock’s failure to timely exercise such right as set forth above; (ii) the commencement of Marketing of the Paddock Product, subject to Sections 3.3.4 and 3.8(e); and (iii) the Entry Date.

ARTICLE IV

OWNERSHIP AND VALIDITY

4.1 Ownership. Paddock acknowledges that to the best of its knowledge (a) Cadence’s listing of the ’222 Patent and the ’218 Patent in the Orange Book was proper, and (b) Pharmatop presently owns all right, title, and interest in and to the ’222 Patent and the ’218 Patent, subject to the BMS License and the Cadence License. Paddock agrees that, with respect

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to the Paddock Product or any other Generic Product only, it shall not, directly or indirectly, challenge any Party’s rights under, or ownership of, the ’222 Patent and/or the ’218 Patent.

4.2 Validity and Enforceability. Subject to Section 3.3.1, and for the Paddock Product only, Paddock agrees that the claims of the ’222 Patent and the ’218 Patent are valid and enforceable and that it shall not, directly or indirectly, challenge the validity or enforceability of any of the claims of the ’222 Patent or the ’218 Patent.

4.3 No Other License. Except as expressly provided in this License Agreement, nothing herein shall be construed as granting to a Party any license or other rights under any other intellectual property rights of the other Parties whether by implication or estoppel. Nothing herein shall grant the Parties, in selling or promoting the sale of products or services, the right to directly or indirectly use or refer to the trademarks or trademark type rights of the other Parties or trademarks or other marks and names similar thereto.

4.4 Further Assurances. Consistent with the terms of this License Agreement, the Parties shall perform all lawful acts and execute such instruments as the other Parties may reasonably request to confirm, evidence, maintain or protect such Party’s rights to or under the ’222 Patent and the ’218 Patent.

4.5 Enforcement Rights. Paddock shall have no right to prosecute, enforce, or cause the enforcement of the ‘222 Patent or the ’218 Patent.

4.6 No Voluntary Assistance. Neither Paddock nor any of its Affiliates, nor any of their respective officers, or employees, shall assist, encourage, or provide (nor assist or encourage any expert witness who is under their control to provide) any information to any entity in attacking the validity or enforceability or defending against the alleged infringement of the ’222 Patent or the ’218 Patent in connection with any product that is a generic version of a product that is owned or controlled by the Cadence Parties, except as compelled by law.

ARTICLE V

REPRESENTATIONS; DISCLAIMER

5.1 Cadence Representations. The Cadence Parties warrant and represent, to the best of their present information and belief, that they, with BMS, presently own all right, title, and interest in the Licensed Patents. Cadence warrants and represents, to the best of its present information and belief, that it has the legal right and authority to grant this sublicense under the terms of the Cadence License.

5.2 Mutual Representations. Each Party represents and warrants that (a) it has the power and authority to enter into this License Agreement and has taken all necessary corporate action to authorize its performance under this License Agreement; (b) this License Agreement, when executed and delivered, will constitute a legal, valid, and binding obligation of each such Party, enforceable in accordance with its terms; (c) no consent or authorization of any governmental authority is required in connection with its performance under this License Agreement; and (d) its entering into this License Agreement or performance by it hereunder will not violate any federal, state, or local licensing or other statute, rule or regulation, or any contractual obligation of such Party. Each Party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this License Agreement.

5.3 Disclaimer. The grant of this right and license of the ’218 Patent hereunder is made “As-Is” and “Where-Is.” The Cadence Parties hereby disclaim all representations or warranties of any kind, either express or implied, including, but not limited to, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party patents, or any other matter with respect to the Licensed Patents, whether used alone or combined with other products or services.

5.4 Limitations on Liability. Under no circumstances shall the Cadence Parties be liable to Paddock or its Affiliates for indirect, incidental, consequential, special, or exemplary damages (even if they have been advised of the possibility of such damages) arising from a claim for breach of any provision of this License Agreement.

5.5 No Indemnities. Except as expressly provided under the Settlement Agreement, no Party shall be liable for, obligated to, or have any duty to indemnify the other Parties for any damages, losses, claims, liabilities, obligations, commitments, costs, or expenses, including attorneys’ fees and costs, incurred by the other Parties arising out of or related to any claim asserted by a Third Party relating in any way to the subject matter of this License Agreement.

ARTICLE VI

TERM

6.1 Term. Subject to Article V, the term of this License Agreement shall commence on the Effective Date and shall expire upon the later of the expiration of (i) the last to expire of any Licensed Patents, and (ii) any periods of regulatory or statutory exclusivity (including patent term extensions and Pediatric Exclusivity) in the United States associated with the Cadence Product under the Cadence NDA.

6.2 Termination for Breach. Cadence may immediately terminate this License Agreement if Paddock materially breaches this License Agreement, and does not cure such material breach (if curable) within [***] from the receipt of written notice thereof; provided, however, that notwithstanding the foregoing, any breach by Paddock of [***] shall not be subject to cure and Cadence shall be entitled to immediately terminate this License Agreement; and provided further that if an allegation of material breach is determined to have been unjustified, failure to cure such alleged breach shall not be grounds for termination. Paddock may immediately terminate this License Agreement if Cadence materially breaches this License Agreement, and does not cure such material breach (if curable) within [***] from the receipt of written notice thereof; provided, however, that if an allegation of material breach is determined to have been unjustified, failure to cure such alleged breach shall not be grounds for termination. In the event that the Party receiving the written notice disputes in writing within [***] that a material breach of this License Agreement has occurred, the Parties will thereafter engage in good-faith discussions for a period of at least [***] to attempt to resolve the dispute.

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6.3 Effect of Termination. Upon the early termination of this License Agreement, Paddock shall cease all use or practice of any intellectual property formerly licensed to it hereunder. Sections 4.1, 4.2, 4.3 and Articles V, VII, and VIII shall survive any termination of this License Agreement.

ARTICLE VII

GENERAL PROVISIONS

7.1 General Provisions.

(a) The Settlement Documents contain the entire agreement pertaining to the subject matter hereof, and supersede any prior or contemporaneous negotiations, representations, license agreements, and understandings of the Parties with respect to such subject matter, whether written or oral. The Parties acknowledge that they have not relied on any promise, representation or warranty, expressed or implied, not contained in or contemplated by this License Agreement.

(b) The Parties agree that they will not seek to challenge or to have determined invalid, void, or unenforceable any provision of this License Agreement or this License Agreement itself, except under the terms of this License Agreement itself. The Parties understand that this License Agreement contains the relinquishment of legal rights and each has, as each has deemed appropriate, sought the advice of legal counsel, which each of the Parties has encouraged the others to seek. Further, the Parties agree that none of them has reposed such trust or confidence in the other Parties so as to create a fiduciary, agency, or confidential relationship. In making and performing this License Agreement, the Parties are acting and shall act as independent contractors. Nothing in this License Agreement shall be deemed to create an agency, joint venture, or partnership relationship between the Parties.

(c) Except as otherwise specified in this License Agreement, no amendment of or waiver of the performance of any provision of this License Agreement and no consent to any default under this License Agreement shall be effective unless the same is in writing and properly executed by or on behalf of the Party against whom such waiver, amendment or consent is claimed. Waiver by any Party of any default by another Party shall not be deemed a waiver of any other default. Failure of a Party to insist on performance of any term or condition of this License Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this License Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition.

(d) This License Agreement is the result of good faith negotiations and compromise. The releases contained in this License Agreement affect claims in the Pending Litigation, which are denied and contested, and, except as expressly set forth in this License Agreement, nothing set forth herein shall be construed as an admission by any Party hereto of any liability of any kind to the other, or to any other Person.

(e) Each of the Parties covenants and agrees, severally and for itself and its Affiliates only, to take additional actions that may be reasonably necessary or appropriate to fully effectuate the terms, intent and conditions of this License Agreement.

(f) This License Agreement shall inure to the benefit of the Parties and shall be binding upon the Parties and their respective successors and permitted assigns.

(g) Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any threatened or actual breach of this License Agreement by another Party (including Section 3.1), as the case may be, and that the non-breaching Party or Parties will be entitled to seek equitable relief, including a temporary restraint, a preliminary injunction, a permanent injunction and specific performance for any such breach. Accordingly, each Party agrees that if one of the other Parties institutes an action or proceeding to enforce any provisions of this License Agreement, such other Party or Parties will be entitled to seek injunctive or other equitable relief as may be necessary or appropriate to enjoin, prevent or curtail any such breach or threatened breach. Such remedies are not to be the exclusive remedies for a breach of this License Agreement, but will be in addition to all other remedies available at law or equity.

(h) The Parties hereto have had the opportunity to be represented by counsel in their negotiations of the terms of this License Agreement. This License Agreement will be deemed to have been drafted jointly by the Parties and therefore no provision of this License Agreement shall be construed against any Party on the theory that such Party drafted such provision.

(i) This License Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or relating to this License Agreement shall be heard and determined exclusively in the District Court (or the state courts of the State of Delaware), and each Party irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that such action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this License Agreement or the transactions contemplated hereby may not be enforced in or by the above-named court.

(j) This License Agreement may be executed simultaneously in any number of counterparts and sent via facsimile or e-mail to the other Parties, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document. Telefacsimile or e-mail transmissions of any executed original counterpart signature page to this License Agreement and/or retransmission of any such executed telefacsimile or e-mail transmission shall be deemed to be the same as the delivery of an executed original and the Parties may not claim any defect based upon the other Parties’ inability to produce a “hard” signature copy. At the request of a Party, a Party shall confirm telefacsimile or e-mail transmissions by executing duplicate original documents and delivering the same to the requesting Party.

(k) Headings in this License Agreement are for convenience of reference only and shall not affect its interpretation or construction.

(l) Each Party shall bear its own costs, fees and expenses in any way related to the negotiation, preparation, execution and delivery of this License Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Confidentiality. The terms of the Settlement Documents and the negotiations of the Parties pertaining thereto shall be maintained in confidence by the Parties except: (a) as may be disclosed to auditors and accountants or other consultants associated with tax reporting issues; (b) as is required by statute, ordinance or regulation (including pursuant to Title XI of the Medicare Prescription Drug Improvement and Modernization Act (Subtitle B – Federal Trade Commission Review)), including, without limitation, SEC reporting requirements, or by the rules or regulations of any stock exchange that the Parties are subject to; (c) as is required pursuant to compulsory legal process or by discovery obligations incident to litigation; (d) as is necessary for the exercise of the rights granted to the Parties under the Settlement Documents, including that Paddock may disclose such terms to (i) suppliers of products associated with the Paddock Product as may be reasonably necessary for Paddock to conduct business with said suppliers and provided said suppliers agree to be bound in writing to keep such disclosed terms in confidence and not to use any part of such disclosure for any other purpose, and (ii) the FDA as may be reasonably necessary in obtaining and maintaining final approval of the Paddock ANDA and launching its Generic Product that is the subject of the Paddock ANDA, when and only when as provided by this License Agreement; (e) as expressly provided in this License Agreement; or (f) as expressly permitted under this Section 8.1, or as otherwise agreed to in writing by the Parties. If a Party is disclosing information relating to the Settlement Documents because it is required to do so to comply with statutory, regulatory or legal process requirements, including its reporting requirements under the SEC rules, or any national securities exchange on which it is listed, such Party intending to make such disclosure shall give the other Party at least five (5) business days prior notice in writing of the text of the intended disclosure, unless such statutory, regulatory or legal process requirements would require earlier disclosure, in which event, the notice shall be provided as early as practicable. A disclosing Party agrees to request confidential treatment with respect to the terms of the Settlement Documents and to use Commercially Reasonable Efforts to have redacted such provisions of the Settlement Documents as the Parties may agree from any copies filed pursuant to such statutory, regulatory or legal process requirements. If either Party determines that it will be required to file the Settlement Documents as provided above, promptly after the giving of notice by such Party as contemplated above, the Parties will use commercially reasonable efforts to agree on those provisions of the Settlement Documents that the Parties will seek to have redacted as provided above. Each Party may disclose the terms of the Settlement Documents to their respective Affiliates, insurers, lenders, attorneys, and accountants, as well as to their respective potential investors, acquirors or merger partners, subject in each case to such Affiliates, insurers, lenders, attorneys and accountants, and potential investors, acquirors or merger partners, being bound by confidentiality obligations at least as stringent as those contained in this Section 8.1.

8.2 Press Release. Notwithstanding the foregoing, after the District Court grants dismissal of the Pending Litigation, either Cadence or Paddock may, without prior written approval from any of the other Parties, issue a press release consistent with the press release annexed as Exhibit C hereto, in the case of Cadence, or consistent with the press release annexed as Exhibit D hereto, in the case of Paddock.

8.3 Guaranty. Perrigo hereby absolutely, irrevocably and unconditionally guarantees the timely and complete performance by Paddock of all of Paddock’s obligations, duties, undertakings and covenants set forth in this Agreement.

(a) In connection therewith, Perrigo shall take all actions necessary to ensure that Paddock performs all of such obligations, duties, undertakings, covenants and conditions that would otherwise be performed by Perrigo under this License Agreement.

(b) In the event that Paddock fails to carry out, observe or perform any of such obligations, duties, undertakings, covenants and conditions, Perrigo shall be liable for and shall indemnify the Cadence Parties against any and all Losses that the Cadence Parties may incur as a result of such failure, as if such failure were a breach of, or failure under, the Settlement Agreement.

8.4 Notices. All notices pursuant to this License Agreement shall be provided, by (a) fax or e-mail and (b) first class mail, as follows and shall be deemed effective upon receipt of same:

If to the Cadence Parties:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Kenneth Schuler

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Phone: [***]

Fax: [***]

Email: [***]

and

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCR Pharmatop

10, Square St. Florentin

78150 Le Chesnay, France

Attention: Managing Director

Phone: [***]

Fax: [***]

Email: [***]

and

Didier Ravaud

SCP Ayme Ravaud Leguen

10 rue Cimarosa 75116

Paris, France

Phone: [***]

Fax: [***]

Email: [***]

and

Charles Weiss

Holland & Knight LLP

31 West 52nd Street

New York NY 10019

Phone: [***]

Fax: [***]

Email: [***]

and

Thomas C. Grimm

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

Phone: [***]

Fax: [***]

Email: [***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Paddock:

Paddock Laboratories, LLC

c/o Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Jeffrey S. Ward

Merchant & Gould P.C.

10 East Doty Street, Suite 600

Madison, WI 53703

Phone: [***]

Fax: [***]

Email: [***]

[Signature Page Follows]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have each caused this License Agreement to be executed by their authorized representatives as of the date first referenced above.

Cadence Pharmaceuticals, Inc.

By	/s/ Theodore R. Schroeder
Name:	Theodore R. Schroeder
Title:	President and CEO

SCR Pharmatop

By	/s/ Dietlin
Name:	Dietlin
Title:	General Manager

Paddock Laboratories, LLC

By	/s/ Sharon Kochan
Name:	Sharon Kochan
Title:	EVP

Perrigo Company

By	/s/ Ronald Winowiecki
Name:	Ronald Winowiecki
Title:	Treasurer

EXHIBIT A

NOTICE OF SELECTIVE WAIVER OF

ANY OFIRMEV® PEDIATRIC OR OTHER EXCLUSIVITY

[Insert Date]

REQUEST FOR EXPEDITED

SELECTIVE WAIVER OF ANY

PEDIATRIC OR OTHER EXCLUSIVITY

, Director	, Director
Office of Generic Drugs	Office of New Drugs
CDER	CDER
Food and Drug Administration	Food and Drug Administration
Document Control Room	Rockville, MD 20855-2773
Metro Park North II
7500 Standish Place, Room 150
Rockville, MD 20855-2773

Cadence Pharmaceuticals, Inc. NDA No. 022450 for OFIRMEV® (Injectable Acetaminophen), 10 mg/mL, 100 mL vials

Paddock Laboratories, LLC ANDA No. 202605 for Injectable Acetaminophen, 10 mg/mL, 100 mL vials

REQUEST FOR EXPEDITED SELECTIVE WAIVER OF PEDIATRIC AND/OR OTHER STATUTORY OR REGULATORY EXCLUSIVITIES FOR OFIRMEV® (INJECTABLE ACETAMINOPHEN), 10 MG/ML, 100 ML VIALS, IN FAVOR OF PADDOCK LABORATORIES, LLC.

Dear                     :

Reference is made to Cadence Pharmaceuticals, Inc.’s (“Cadence’s”) NDA No. 022450 for OFIRMEV® (Injectable Acetaminophen), 10 mg/mL, 100 mL vials, and any associated pediatric and/or other statutory or regulatory exclusivities, which are listed in the Orange Book in connection with the above-referenced NDA. Reference is also made to the above-referenced ANDA No. 202605, Injectable Acetaminophen, 10 mg/mL, 100 mL vials, held by Paddock Laboratories, LLC (“Paddock”).

The purpose of this correspondence is to notify the Agency of Cadence’s selective and limited waiver, as of December 6, 2020, or such earlier date as provided under the License Agreement, of any unexpired periods of pediatric and/or other statutory or regulatory exclusivities that might be listed in connection with NDA No. 022450, with respect to the above-referenced ANDA No. 202605 held by Paddock for Injectable Acetaminophen, 10 mg/mL, 100 mL vials. Cadence wishes to selectively permit Paddock, holder of the above-referenced ANDA No. 202605 for Injectable Acetaminophen, 10 mg/mL, 100 mL vials, to receive final FDA approval of such ANDA No. 202605 beginning on December 6, 2020, or such earlier date as provided in the License Agreement, notwithstanding any unexpired periods of pediatric and/or other statutory or regulatory exclusivities listed in connection with NDA No. 022450, including any pediatric exclusivity associated with U.S. Patent No. 6,992,218 and/or any other patent(s) listed in the Orange Book in connection with NDA No. 022450 and OFIRMEV® (Injectable Acetaminophen) 10 mg/mL, 100 mL vials.

Accordingly, Cadence hereby selectively waives its right to any unexpired periods of pediatric and/or other statutory or regulatory exclusivities listed in connection with NDA No. 022450, including any pediatric exclusivity associated with U.S. Patent No. 6,992,218 and/or any other patent(s) listed in the Orange Book in connection with NDA No. 022450 and OFIRMEV® (Injectable Acetaminophen) 10 mg/mL, 100 mL vials, as of December 6, 2020, or such earlier date as provided in the License Agreement, as such exclusivities would otherwise apply to Paddock’s ANDA No. 202605 for Injectable Acetaminophen, 10 mg/mL, 100 mL vials.

The Agency’s prompt attention to this matter is requested and appreciated. If there are any questions regarding this correspondence, please contact the undersigned at                     .

Sincerely
CADENCE PHARMACEUTICALS, INC.

By:

Cc:	Paddock Laboratories, LLC
FDA Office of Chief Counsel

EXHIBIT B

Cadence Authorized Generic Product Agreement - Key Terms

A.	Cadence shall use Commercially Reasonable Efforts to provide Paddock with Paddock’s requirements of the Cadence Authorized Generic Product for sale in the Territory (subject to timing constraints of the initial launch of the Cadence Authorized Generic Product, as well as forecasting, purchase orders and lead time requirements), at a price equal to [***], plus an administrative fee equal to [***] (collectively, the “Supply Price”).

B.	Paddock will use Commercially Reasonable Efforts to maximize the sales of the Cadence Authorized Generic Product, and will be responsible for all sales, marketing and distribution thereof. Prior to the initiation of sales of the Cadence Authorized Generic Product, and no later than [***] prior to the commencement of [***] thereafter, Paddock will provide Cadence with a sales and marketing plan for the Cadence Authorized Generic Product (“Sales Plan”), the information for which shall be agreed upon by Cadence and Paddock, including, without limitation, sales performance targets and marketing and sales budgets for the Cadence Authorized Generic Product that are reasonably acceptable to Cadence. The Parties will form a joint marketing committee to review, on at least a quarterly basis, Paddock’s performance with respect to the sales performance targets and execution of its marketing and sales plans.

C.	The agreement will include other terms that are customary for such agreements (such as provisions related to forecasts, purchase orders (including requirements for firm or binding orders), shipping, delivery, transfer of title, records, recalls, pharmacovigilance, regulatory communications, non-conforming products, materials); provided, however, that all such terms will be equivalent to the corresponding terms of Cadence’s supply agreements for the Cadence Authorized Generic Product, except where an additional period of time is reasonably necessary in order to permit Cadence to fulfill its obligations to its suppliers.

D.	Paddock shall pay to Cadence a royalty on sales of the Cadence Authorized Generic Product equal to [***] of Net Profits.

E.	For purposes hereof, capitalized terms shall have the following meanings:

“Net Sales” shall mean, with respect to a Product, the gross sales, (for purposes of determining whether a given sale occurs during a computation period, Product will be considered sold as of the date of shipment by Paddock to its customers), less the sum of the following (to the extent actually incurred or accrued):

[***]

“Net Profits” shall mean [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

F.	Additional terms that will be reflected in a negotiated and executed agreement in respect of the Cadence Authorized Generic Product:

Cadence Authorized Generic Product	An authorized generic version of OFIRMEV made pursuant to Cadence’s NDA but packaged in generic trade dress.

[***]	[***]

[***]	[***]

Artwork/Labeling	Provisions will be included which identify obligations of Paddock in respect of [***] for packaging as applicable. Paddock shall be responsible for obtaining an NDC number for which the Cadence Authorized Generic Product is to be distributed.

[***]	[***]

Compliance with Laws	Cadence shall manufacture or have manufactured all Cadence Authorized Generic Product in compliance with all relevant laws and cGMPs. Paddock shall store, market and distribute all Product in compliance with all relevant laws.

[***]	[***]

Term and Termination	Term: The agreement will terminate upon the last to expire of the Cadence Orange Book patents. Early termination: [***]

Territory	The Territory as defined in the License Agreement

Insurance; Indemnification

Each of Cadence and Paddock shall be adequately insured, including aggregate occurrence insurance in an amount and on terms at least equal to that which Cadence is obligated to maintain under its agreements with its licensors and suppliers of the Cadence Authorized Generic Product.

Additionally, the agreement will include provisions by which Paddock will indemnify and hold harmless Cadence and its licensors on terms that are at least equivalent to the corresponding indemnification terms that are included in Cadence’s sub-license agreement.

Confidentiality	The terms of the agreement shall be maintained in confidence, subject to mandated legal disclosure.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

EXHIBIT C

SAMPLE CADENCE PRESS RELEASE

Cadence Pharmaceuticals Announces Settlement of

OFIRMEV® (Acetaminophen) Injection Patent Litigation with Perrigo Company

SAN DIEGO, CA – November 27, 2012 – Cadence Pharmaceuticals, Inc. (Nasdaq: CADX) today announced that it has entered into settlement and license agreements with Perrigo Company (Nasdaq: PRGO; TASE), and its subsidiary, Paddock Laboratories, LLC, to resolve pending patent litigation involving OFIRMEV® (acetaminophen) injection.

The settlement agreement includes a stipulation by the parties requesting dismissal with prejudice of the lawsuit filed by Cadence in the U.S. District Court for the District of Delaware relating to the Abbreviated New Drug Application, or ANDA, filed by Paddock with the U.S. Food and Drug Administration for a generic version of OFIRMEV® (acetaminophen) injection. Litigation remains ongoing against Exela Pharma Sciences, LLC, Exela PharmaSci, Inc. and Exela Holdings, Inc.

Under the license agreement, Perrigo has been granted the exclusive right of first refusal to negotiate an agreement with Cadence to market an authorized generic version of OFIRMEV (i.e., a generic version marketed under Cadence’s New Drug Application) in the U.S., in the event that Cadence elects to launch an authorized generic version of the product. Additionally, Cadence has granted Perrigo the non-exclusive right to market a generic intravenous acetaminophen product in the U.S. under Perrigo’s ANDA, after December 6, 2020, or earlier under certain circumstances. Currently, Cadence has listed two Orange Book patents covering OFIRMEV, the last of which, U.S. Patent No. 6,992,218, will expire on June 6, 2021, or December 6, 2021, if pediatric exclusivity is granted.

The license agreement also provides that, if the parties enter into an agreement for Perrigo to market an authorized generic version of OFIRMEV, during the license period, Perrigo would purchase the product exclusively from Cadence. Cadence would receive product costs plus an administrative fee, as well as a royalty payment based on the net profits achieved by Perrigo from the sale of the authorized generic product. Other details of the settlement are confidential, and the agreements are subject to submission to the Federal Trade Commission and the U.S. Department of Justice. The settlement and license agreements will become effective upon the entry by the U.S. District Court for the District of Delaware of an order dismissing with prejudice the litigation with respect to Perrigo.

“The settlement allows us to decrease our litigation costs while providing favorable terms with a top-tier partner for a potential authorized generic,” said Ted Schroeder, President and CEO of Cadence.

[Product and Company description, Safe Harbor Statement]

# # #

Contact:	William R. LaRue	Kelli France
	SVP & Chief Financial Officer	Media Relations
	Cadence Pharmaceuticals, Inc.	WCG
	Phone: 858-436-1400	Phone: 415-946-1076

EXHIBIT D

SAMPLE PADDOCK PRESS RELEASE

Nov 27, 2012

ALLEGAN, Mich., Nov. 27, 2012 /PRNewswire/ – Perrigo Company (Nasdaq: PRGO; TASE) today announced that it has agreed to settle its Hatch-Waxman litigation relating to Ofirmev® (acetaminophen) injection brought by Cadence Pharmaceuticals, Inc. (“Cadence”). Under the terms of the settlement, Perrigo can launch a generic version of Ofirmev® (acetaminophen) injection on December 6, 2020, or earlier under certain circumstances. In addition, Perrigo has secured the right to be the sole authorized generic distributor should Cadence elect to launch an authorized generic product.

Ofirmev® (acetominophen) injection, is administered intravenously as a single or repeated dose therapy for the reduction of fever and the treatment of mild to severe pain with or without adjunctive opioid analgesics. Ofirmev® and has annual sales of approximately $39 million, as measured by Wolters Kluwer.